Exhibit 4.2

                                  AMENDMENT TO
                                RIGHTS AGREEMENT
                                ----------------

         This AMENDMENT TO RIGHTS AGREEMENT (this "AMENDMENT"), dated as of September 16, 1999, is entered into by and between EVEREST REINSURANCE HOLDINGS, INC., a Delaware corporation (the "COMPANY"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK (the "RIGHTS AGENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of September 24, 1998 (the "RIGHTS AGREEMENT"); and

         WHEREAS, the parties hereto desire to amend the Rights Agreement in certain respects as provided for herein; and

         WHEREAS, Board of Directors of the Company has authorized the execution and delivery of this Amendment to the Rights Agreement in connection with the proposed merger between the Company and Everest Re Merger Corporation ("EVEREST MERGER"), a Delaware corporation and wholly owned subsidiary of Everest Reinsurance Group, Ltd., a Bermuda company ("EVEREST GROUP"); and

         WHEREAS, this Amendment is being executed prior to the execution and delivery of the Agreement and Plan of Merger among the Company, Everest Group and Everest Merger.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS. Terms used in this Amendment which are defined in the Rights Agreement shall have the meaning assigned to such terms in the Rights Agreement unless otherwise defined herein.

         SECTION 2.  AMENDMENT  TO   RIGHTS   AGREEMENT.   The   definition   of
"Beneficial Owner" in Section 1(c) of the Rights Agreement is hereby amended to add the following paragraph at the end thereof:

                  "Notwithstanding  anything in this  Agreement to the contrary, for purposes of this Agreement, neither Everest Reinsurance Group, Ltd., a Bermuda company ("Everest Group"), nor any of its Affiliates or Associates shall be deemed a "Beneficial Owner" of, or to "beneficially own," any shares of any class of capital stock of the Company as a result of the execution,
         delivery  or  performance   of   the   Agreement  and  Plan  of  Merger

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         dated  as  of  September  17,  1999  among  the  Company, Everest Group and Everest Re Merger Corporation, a Delaware corporation and wholly owned subsidiary of Everest Group, as amended from time to time, or the consummation of any of the transactions contemplated thereunder."

         SECTION 3.  MISCELLANEOUS.

         3.1 GOVERNING LAW; SEVERABILITY. THIS AMENDMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, APPLICABLE TO CONTRACTS MADE AND TO BE ENTIRELY PERFORMED IN SAID STATE. If any provision of this Amendment shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid and enforceable provision as similar as possible to the provision at issue.

         3.2 HEADINGS. The headings preceding the text of Sections and subsections included in this Amendment are for convenience only and shall not be deemed part of this Amendment or be given any effect in interpreting this Amendment.

         3.3  COUNTERPARTS.  This  Amendment  may be  executed  in  one or  more
counterparts,   all  of  which  shall  together  constitute  one  and  the  same instrument.

         3.4 REFERENCES TO RIGHTS AGREEMENT. Except as herein amended, the Rights Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendments to the Rights Agreement accomplished hereby, (i) each reference in the Rights Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall be a reference to the Rights Agreement as amended hereby, (ii) and each reference to the Rights Agreement in any agreement, document or other instrument executed and delivered prior hereto shall be a reference to the Rights Agreement as amended by this Amendment.

                                   * * * * * *

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         IN WITNESS WHEREOF,  the undersigned have executed this Amendment as of the date set forth above.

                                              EVEREST REINSURANCE HOLDINGS, INC.


                                              By:
                                                   -----------------------------
                                              Name:  Janet J. Burak
                                              Title: Senior Vice President


                                              FIRST CHICAGO TRUST COMPANY OF NEW
                                              YORK


                                              By:
                                                   -----------------------------
                                              Name:  Michael S. Duncan
                                              Title: Director, Corporate Actions



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